Exhibit 23(b)

                        Consent of Arthur Andersen & Co.


Consent of Independent Public Accountants



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 and in the prospectus pertaining to the National Data Corporation 1984 Non-Employee Directors Stock Option Plan of our report dated July 14, 1993 in National Data Corporation's Form 10-K for the year ended May 31, 1993 and to all references to our firm in this registration statement.



Arthur Andersen & Co.

Atlanta, Georgia
August 12, 1994